UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2006

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On June 21, 2006, H&E Equipment Services, Inc. issued a press release announcing the extension of its and its wholly-owned subsidiary, H&E Finance Corp.’s, previously announced tender offer and consent solicitation with respect to their 11 1/8% Senior Secured Notes due 2012 and their 12 1/2% Senior Subordinated Notes due 2013 and the date of the new price determination date for the tender offer and consent solicitation. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release by H&E Equipment Services, Inc., dated June 21, 2006, announcing the extension of the tender offer and consent solicitation by H&E Equipment Services, Inc. and H&E Finance Corp. with respect to their 11 1/8% Senior Secured Notes due 2012 and 12 1/2% Senior Subordinated Notes due 2013 and the date of the new price determination date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

June 22, 2006	By:	/s/ Leslie Magee

Name: Leslie Magee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release by H&E Equipment Services, Inc., dated June 21, 2006, announcing the extension of the tender offer and consent solicitation by H&E Equipment Services, Inc. and H&E Finance Corp. with respect to their 11 1/8% Senior Secured Notes due 2012 and 12 1/2% Senior Subordinated Notes due 2013 and the date of the new price determination date.